EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-55425, 333-22355, 333-101455 and 333-228729 on Form S-3 and Registration Statement Nos. 033-58347, 333-49280, 333-136083, 333-136086, 333-146932, 333-148995, 333-175260, 333-195331, 333-210889, 333-210899 and 333-228733 on Form S-8 of our report dated February 12, 2021, relating to the consolidated financial statements of Honeywell International Inc. and subsidiaries and the effectiveness of the Honeywell International Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Honeywell International Inc. for the year ended December 31, 2020.
/s/ Deloitte & Touche LLP

February 12, 2021